CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295931 on Form S-6 of our report dated July 8, 2026, relating to the financial statement of FT 13059, comprising Vest Small Cap Buffered 20 Portfolio, Series 24, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 8, 2026